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                              ELECTRONIC ARTS INC.

                     CELEBRITY AND ARTIST STOCK OPTION PLAN

                            AS ADOPTED JULY 22, 1994
                            BY THE BOARD OF DIRECTORS

     1. PURPOSE. This Celebrity and Artist Stock Option Plan ("PLAN") is established as a compensatory plan to attract, retain and provide equity incentives to selected consultants, contractors and advisors to promote the financial success and progress of Electronic Arts Inc., a Delaware corporation, (the "COMPANY"). Capitalized terms not previously defined herein are defined in
Section 16 of this Plan.

     2. TYPES OF OPTIONS AND SHARES. Only Nonqualified Stock Options (those not within the definition of "incentive stock option" set forth in Section 422A of the Internal Revenue Code of 1986, as amended (the "REVENUE CODE")) may be granted under this Plan (the "OPTIONS"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "SHARES") are shares of the common stock of the Company.

     3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 1,000,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     4. ELIGIBILITY. Options may be granted to consultants, independent contractors and advisers (provided such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent,
Subsidiary or Affiliate of the Company.   Employees, Directors, Officers, any
person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, or other person whose transactions in the Company's common stock are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") are not eligible to
participate in this Plan.   Subject to the foregoing, the Committee (as defined
in Section 13) in its sole discretion shall select the recipients of Options ("OPTIONEES"). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

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     5.  TERMS AND CONDITIONS OF OPTIONS.  The Committee shall determine the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          a. FORM OF OPTION GRANT. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "GRANT") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.


          b. DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

          c. EXERCISE PRICE. The exercise price of an Option shall be determined by the Committee on the date the Option is granted; provided that the exercise price of an Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

          d. EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

          e. OPTIONS NON-TRANSFERABLE. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Optionee only by Optionee.

          g. ASSUMED OPTIONS. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section
425(c) of the Revenue Code).   In the event the Company elects to grant a new
option rather than assuming an existing option (as specified in Section 4), such new option may instead be granted with a similarly adjusted exercise price.

     6.  EXERCISE OF OPTIONS.

          a. NOTICE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

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          b.  PAYMENT.  Payment for the Shares may be made in cash (by check)
or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by waiver of compensation due or accrued to Optionee for services rendered; (iii) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iv) by any combination of the foregoing.

          c. WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

          d. LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following:

               (i) If Optionee ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise such Optionee's Options to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant);

               (ii) If Optionee ceases to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Revenue Code, Optionee's Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options;

               (iii) The Committee shall have discretion to determine whether Optionee has ceased to provide services to the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which provision of such services terminated;

               (iv) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable;

               (v) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

     7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

     8. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are generally released by the Company to its common stockholders generally.

     9. NO OBLIGATION TO RETAIN. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue any relationship with the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate such relationship at any time, with or without cause.

     10. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors (the "BOARD") or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

     11.  ASSUMPTION OF OPTIONS BY SUCCESSORS.

          a. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all

Optionees), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 425(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger, sale of assets or other corporate transaction, at such times and on such conditions as the Board shall determine, unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options.

          b. Subject to the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11(a), any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction".

     12.  ADOPTION AND STOCKHOLDER APPROVAL.  This Plan shall become effective
on the date that it is adopted by the Board of Directors of the Company.   Upon
the effective date of the Plan, the Board may grant Options pursuant to this Plan.

     13.  ADMINISTRATION.  This Plan may be administered by the Board or a
committee appointed by the Board (the "COMMITTEE").   If the Board is not
comprised entirely of Disinterested Persons, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, which may consist of the appointment by the Board of a Committee consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

     14. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

     15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of grant, exercise agreement or instrument to be executed pursuant to this Plan.

     16. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

          a. "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          b. "SUBSIDIARY" means any corporation (other than the company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          c. "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          d. "DISINTERESTED PERSON" means a director who is not, during the period that he is a member of the Committee and for one (1) year prior to service as a member of the Committee, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2), as promulgated by the SEC under Section 16(b) of the Exchange act, as such Rule is amended from time to time and as interpreted by the SEC.

          e.  "FAIR MARKET VALUE" shall mean the fair market value of the Shares
as determined by the Committee from time to time in good faith.   In the event
the common stock of the Company is listed on a stock exchange or on the NASDAQ National Market System, the Fair Market Value shall be the closing price of the Company's common stock on the date of determination.

                              ELECTRONIC ARTS INC.
                              CELEBRITY AND ARTIST
                         NONQUALIFIED STOCK OPTION GRANT

Optionee:

Address:

Number of Shares:

Exercise Price Per Share:

Date of Grant:


     1. GRANT OF OPTION: Electronic Arts Inc. (the "COMPANY"), a Delaware corporation, hereby grants to the optionee named above (the "OPTIONEE") a nonqualified stock option (this "OPTION") to purchase the total number of shares set forth above of common stock of the Company (the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Nonqualified Stock Option Grant ("GRANT") and the Company's Celebrity and Artist Stock Option Plan, (the "PLAN"), the provisions of which are incorporated herein by this reference. Capitalized terms used but not otherwise defined in this Grant shall have the meanings ascribed to them in the Plan.

     2. VESTING PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall vest at a rate of 2% of the total number of Shares per month for 50 months from the date of grant set forth above (the "DATE OF GRANT") as long as Optionee continues to render bona fide services to the Company or any Parent, Subsidiary or Affiliate of the Company.

     3. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this Grant, Optionee may first exercise this Option with respect to the vested Shares, as described in Paragraph 2, 12 months from the Date of Grant. Optionee may then exercise this Option with respect to vested Shares at any time until expiration or termination.

     4. RESTRICTIONS ON EXERCISE. Exercise of this Option is subject to the following limitations:

          (a) This Option may not be exercised until the Plan has been approved by the Board of Directors of the Company as set forth in the Plan.

          (b) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed, as they are in effect on the date of exercise.

     5.  TERMINATION OF OPTION.

          (a) Except as provided elsewhere in this Section, this Option shall terminate in whole if Optionee ceases to render bona fide services to the Company or any Parent, Subsidiary or Affiliate of the Company, for any reason except death or disability, and Optionee may exercise this Option to the extent (and only to the extent) that it would have been exercisable upon the date of termination, within three (3) months after the date of termination.

          (b) If Optionee ceases to render bona fide services to the Company or any Parent, Subsidiary or Affiliate of the Company, because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Revenue Code, this Option will immediately terminate and may thereafter be exercised to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination, but in any event no later than the expiration date of this Option.

     6.  MANNER OF EXERCISE.

          (a) This Option shall be exercisable by delivery to the Company of a written stock option exercise agreement in the form attached hereto as EXHIBIT A or in such other form as may be approved by the Committee, which shall set forth the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws.

          (b) Such notice shall be accompanied by full payment of the Exercise Price for the Shares in cash (by check in U.S. dollars) or where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by waiver of compensation due or accrued to Optionee for services rendered;
(iii) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iv) by any combination of the foregoing.

          (c) Prior to the issuance of the Shares upon exercise of this Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

     7. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's common stock may be listed at the time of such issuance or transfer.

     8. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

     9. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) EXERCISE. Upon exercise, Optionee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price for those Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares.

          (b) DISPOSITION OF THE SHARES. For federal tax purposes, short-term capital gain on the disposition of purchased shares will generally be treated as ordinary income subject to the maximum tax rate. If the Shares acquired pursuant to the exercise of this Option are held for at least one (1) year after the date of purchase pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal (but not California) income tax purposes for potential set-off against capital losses.

     10. INTERPRETATION. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

     11. ENTIRE AGREEMENT. The Plan and the Stock Option Exercise Notice and Agreement attached as Exhibit A are incorporated herein by reference. This Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

ELECTRONIC ARTS INC.


By:
     -------------------------------------------------

Its:
     --------------------------------------------------------------



                                   ACCEPTANCE

     Optionee hereby acknowledges receipt of a copy of the Plan and represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option and that Optionee should consult a tax adviser prior to such exercise.

---------------------------------
Optionee

                                                                       EXHIBIT A
                   STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Electronic Arts Inc.
1450 Fashion Island Blvd.
San Mateo, CA  94404

Attention:  Stock Administrator

     1. EXERCISE OF OPTION. The undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase ________ shares of the common stock (the "SHARES") of Electronic Arts Inc. (the "COMPANY") under and pursuant to the Company's Celebrity and Artist Stock Option Plan, (the "PLAN") and the stock option grant dated ______________ (the "GRANT"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

     2. REPRESENTATIONS OF OPTIONEE. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understands the Plan and the Grant and will abide by and be bound by their terms and conditions.

     3. COMPLIANCE WITH SECURITIES LAWS. Optionee understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws and requirements.

     4. STOP TRANSFER NOTICES. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

     5. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

     6. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the aggregate purchase price of the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

Submitted by:                                Accepted by:

OPTIONEE:___________________________         ELECTRONIC ARTS INC.
             (Print Name)

____________________________________         By:________________________________
   (Signature)
                                             Its:_______________________________



Dated:_____________________________          Dated:_____________________________

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